UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

SUFFOLK BANCORP
(Exact name of registrant as specified in its charter)

New York                                                000-13580                                                    11-2708279
(State or other jurisdiction of                  (Commission File Number)               (IRS Employer Identification No.)
                                                                                                     incorporation)

4 West Second Street, Riverhead, New York 11901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Suffolk Bancorp (the "Company"), parent company of The Suffolk County National Bank of Riverhead (the "Bank"), announced that on September 30, 2015 the Board of Directors of each of the Company and the Bank increased its respective size to nine members and appointed Executive Vice President & Chief Financial Officer Brian K. Finneran as a director of each of the Company and the Bank, respectively, effective immediately. Mr. Finneran has served as Executive Vice President & Chief Financial Officer of each of the Company and the Bank since February 2012, and will continue to serve in such positions.

There are no arrangements or understandings between Mr. Finneran and any other person pursuant to which Mr. Finneran was selected as a director, and there are no related party transactions for Mr. Finneran reportable under Item 404(a) of Regulation S-K.  Mr. Finneran will not receive additional compensation for service as a director.

The press release issued by the Company on September 30, 2015 announcing the foregoing event is filed herewith as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	Press release issued by the Company on September 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Date: September 30, 2015	By:	/s/ Howard C. Bluver
Howard C. Bluver
President & Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press release issued by the Company on September 30, 2015